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                    [PricewaterhouseCoopers LLP Letterhead]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 18, 1999 relating to the financial statements, which appears in TD Waterhouse Group, Inc.'s Annual Report on Form 10-K for the year ended October 31, 1999.


/s/ PricewaterhouseCoopers LLP

New York, New York
June 26, 2000